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                                                                    EXHIBIT 99.2

                         NOTICE OF GUARANTEED DELIVERY

            FOR 8 5/8% SENIOR SUBORDINATED NOTES DUE 2008, SERIES A
                       OF THE HOUSTON EXPLORATION COMPANY

     As set forth in the Prospectus dated             , 1998 (the "Prospectus")
of The Houston Exploration Company (the "Company") and in the Letter of Transmittal (the "Letter of Transmittal"), this form or a form substantially equivalent to this form must be used to accept the Exchange Offer (as defined below) if the certificates for the outstanding 8 5/8% Senior Subordinated Notes due 2008, Series A (the "Old Notes") of the Company and all other documents required by the Letter of Transmittal cannot be delivered to the Exchange Agent by the expiration of the Exchange Offer or compliance with book-entry transfer procedures cannot be effected on a timely basis. Such form may be delivered by hand or transmitted by facsimile transmission, telex or mail to the Exchange Agent no later than the Expiration Date, and must include a signature guarantee by an Eligible Institution as set forth below. Capitalized terms used herein but not defined herein have the meanings ascribed thereto in the Prospectus.

                TO: THE BANK OF NEW YORK (THE "EXCHANGE AGENT")

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
 By Hand or Overnight Delivery:        Facsimile Transmissions:       By Registered or Certified Mail:
      The Bank of New York           (Eligible Institutions Only)           The Bank of New York
 Tender and Exchange Department             (212) 815-5915             Tender and Exchange Department
       101 Barclay Street                                                      P.O. Box 11248
   Receive and Deliver Window                                               Church Street Station
    New York, New York 10286         To Confirmation by Telephone       New York, New York 10286-1248
    Attention: Remo J. Reale           or for Information Call:           Attention: Remo J. Reale
                                            (212) 815-3703
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     DELIVERY OF THIS INSTRUMENT TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE
DOES NOT CONSTITUTE A VALID DELIVERY. THE METHOD OF DELIVERY OF ALL DOCUMENTS,
INCLUDING CERTIFICATES, IS AT THE RISK OF THE HOLDER. IF DELIVERY IS BY MAIL,
REGISTERED OR CERTIFIED MAIL WITH RETURN RECEIPT REQUESTED, PROPERLY INSURED, IS
RECOMMENDED. THE INSTRUCTIONS ACCOMPANYING THE LETTER OF TRANSMITTAL SHOULD BE
READ CAREFULLY BEFORE THIS NOTICE OF GUARANTEED DELIVERY IS COMPLETED.

     This Notice of Guaranteed Delivery is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an Eligible Institution under the instruction thereto, such signatures must appear in the applicable space provided on the Letter of Transmittal for Guarantee of Signature(s).

Ladies and Gentlemen:

     The undersigned acknowledges receipt of the Prospectus and the related Letter of Transmittal which describes the Company's offer (the "Exchange Offer") to exchange $1,000 in principal amount of a new series of 8 5/8% Senior Subordinated Notes due 2008, Series B (the "Exchange Notes") for each $1,000 in principal amount of the Old Notes.

     The undersigned hereby tenders to the Company the aggregate principal amount of Old Notes set forth below on the terms and conditions set forth in the Prospectus and the related Letter of Transmittal pursuant to the guaranteed delivery procedure set forth in the "The Exchange Offer -- Guaranteed Delivery Procedures" section in the Prospectus and the accompanying Letter of Transmittal.

     The undersigned understands that no withdrawal of a tender of Old Notes may be made on or after the Expiration Date. The undersigned understands that for a withdrawal of a tender of Old Notes to be effective, a written notice of withdrawal that complies with the requirements of the Exchange Offer must be timely received by the Exchange Agent at one of its addresses specified on the cover of this Notice of Guaranteed Delivery prior to the Expiration Date.

     The undersigned understands that the exchange of Old Notes for Exchange Notes pursuant to the Exchange Offer will be made only after timely receipt by the Exchange Agent of (i) such Old Notes (or Book-Entry Confirmation of the transfer of such Old Notes into the Exchange Agent's account at The Depository Trust Company (the "Depositary" or "DTC")) and (ii) a Letter of Transmittal (or facsimile thereof) with respect to such Old Notes, properly completed and duly executed, with any required signature guarantees, this Notice of Guaranteed Delivery and any other documents required by the Letter of Transmittal or a properly transmitted Agent's Message. The term "Agent's Message" means a message transmitted by the Depositary to, and received by, the Exchange Agent and forming part of the confirmation of a book-entry transfer, which states that the Depositary has received an express acknowledgment from each participant in the Depositary tendering the Old Notes and that such participant has received the Letter of Transmittal and agrees to be bound by the terms of the Letter of Transmittal and the Company may enforce such agreement against such participant.

     All authority conferred or agreed to be conferred by this Notice of Guaranteed Delivery shall not be affected by, and shall survive, the death or incapacity of the undersigned, and every obligation of the undersigned under this Notice of Guaranteed Delivery shall be binding upon the heirs, executors, administrators, trustees in bankruptcy, personal and legal representatives, successors and assigns of the undersigned.